                                                        [Execution Copy]



          ************************************************************



                        ALLMERICA FINANCIAL CORPORATION

                         -----------------------------



                                CREDIT AGREEMENT


                           Dated as of June 17, 1997


                         ------------------------------



                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent



          ************************************************************

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                Page
                                                                ----

Section 1.  Definitions and Accounting Matters..................   1
     1.01  Certain Defined Terms................................   1
     1.02  Accounting Terms and Determinations..................  18
     1.03  Types of Loans.......................................  19

Section 2.  Commitments, Loans, and Prepayments.................  19
     2.01  Loans................................................  19
     2.02  Borrowings...........................................  19
     2.03  Changes of Commitments...............................  20
     2.04  Loan Fee.............................................  20
     2.05  Lending Offices......................................  20
     2.06  Several Obligations; Remedies Independent............  20
     2.07  Evidence of Debt.....................................  21
     2.08  Prepayments and Conversions or Continuations of
           Loans................................................  21

Section 3.  Payments of Principal and Interest..................  22
     3.01  Repayment of Loans...................................  22
     3.02  Interest.............................................  22

Section 4.  Payments; Pro Rata Treatment; Computations;
            Etc.................................................  23
     4.01  Payments.............................................  23
     4.02  Pro Rata Treatment...................................  24
     4.03  Computations.........................................  24
     4.04  Minimum Amounts......................................  24
     4.05  Certain Notices......................................  25
     4.06  Non-Receipt of Funds by the Administrative Agent.....  26
     4.07  Sharing of Payments, Etc.............................  27

Section 5.  Yield Protection, Etc...............................  28
     5.01  Additional Costs.....................................  28
     5.02  Limitation on Types of Loans.........................  30
     5.03  Illegality...........................................  31
     5.04  Treatment of Affected Loans..........................  31
     5.05  Compensation.........................................  32
     5.06  U.S. Taxes...........................................  33

Section 6.  Conditions Precedent................................  35
     6.01  Initial Loan.........................................  35
     6.02  Initial and Subsequent Loans.........................  36



                                      (i)


                                                                Page
                                                                ----
Section 7.  Representations and Warranties......................  37
     7.01  Corporate Existence..................................  37
     7.02  Financial Condition..................................  37
     7.03  Litigation...........................................  38
     7.04  No Breach............................................  38
     7.05  Action...............................................  38
     7.06  Approvals............................................  38
     7.07  Margin Stock.........................................  39
     7.08  ERISA................................................  39
     7.09  Taxes................................................  39
     7.10  Investment Company Act...............................  39
     7.11  Public Utility Holding Company Act...................  39
     7.12  Environmental Matters................................  39
     7.13  Subsidiaries, Etc....................................  40
     7.14  Title to Assets......................................  41
     7.15  True and Complete Disclosure.........................  41

Section 8.  Covenants of the Company............................  41
     8.01  Financial Statements Etc.............................  42
     8.02  Litigation...........................................  46
     8.03  Existence, Etc.......................................  46
     8.04  Prohibition of Fundamental Changes...................  47
     8.05  Limitation on Liens..................................  49
     8.06  Indebtedness.........................................  51
     8.07  Lines of Business....................................  51
     8.08  Transactions with Affiliates.........................  52
     8.09  Use of Proceeds......................................  52
     8.10  Consolidated Debt to Net Worth.......................  52
     8.11  Minimum Statutory Surplus............................  52

Section 9.  Events of Default...................................  53

Section 10.  The Administrative Agent...........................  57
     10.01  Appointment, Powers and Immunities..................  57
     10.02  Reliance by Administrative Agent....................  58
     10.03  Defaults............................................  58
     10.04  Rights as a Lender..................................  58
     10.05  Indemnification.....................................  59
     10.06  Non-Reliance on Administrative Agent and Other
            Lenders.............................................  59
     10.07  Failure to Act......................................  60
     10.08  Resignation or Removal of Administrative Agent......  60

Section 11.  Miscellaneous......................................  61
     11.01  Waiver..............................................  61
     11.02  Notices                                               61
     11.03  Expenses, Etc.......................................  61
     11.04  Amendments, Etc.....................................  63
     11.05  Successors and Assigns..............................  63
     11.06  Assignments and Participations......................  63
     11.07  Replacement of Lender...............................  65


                                     (ii)


                                                                Page
                                                                ----
     11.08  Survival............................................  66
     11.09  Captions............................................  67
     11.10  Counterparts........................................  67
     11.11  Governing Law; Submission to Jurisdiction...........  67
     11.12  Waiver of Jury Trial................................  67
     11.13  Treatment of Certain Information;
            Confidentiality.....................................  68


SCHEDULE I   - Indebtedness
SCHEDULE II  - Subsidiaries and Investments
SCHEDULE III - Investment Company Act

EXHIBIT A - Form of Opinion of Counsel to
              the Company
EXHIBIT B - Form of Opinion of Special New York
              Counsel to Chase
EXHIBIT C - Form of Confidentiality Agreement
EXHIBIT D - Form of Assignment and Acceptance


                                     (iii)

          CREDIT AGREEMENT dated as of June 17, 1997, between: ALLMERICA FINANCIAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a
                                        -------
signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to
Section 11.06(b) or 11.07 hereof (individually, a "Lender" and, collectively,
                                                   ------
the "Lenders"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as
     -------
agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").
               --------------------

          The Company has requested that the Lenders make loans to it in an aggregate principal amount not exceeding $225,000,000 at any one time outstanding and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Acquisition" shall mean the acquisition by the Company of the
           -----------
outstanding shares of common stock, par value $1.00 per share, of APY not already held directly or indirectly by the Company pursuant to the Merger Agreement.

          "Adjusted Statutory Surplus" shall mean, on any date, the sum, for
           --------------------------
FAFLIC and its Subsidiaries (determined on a consolidated basis, without duplication in accordance with SAP), of (a) Statutory Surplus on such date plus
                                                                           ----
(b) the amount of AVR on such date.

          "Administrative Questionnaire" shall mean an Administrative
           ----------------------------
Questionnaire in the form supplied by the Administrative Agent.

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company.
As used in this definition, "control" (including, with its correlative meanings,
                             -------
"controlled by" and "under common control with") shall mean possession, directly
 -------------       -------------------------
or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of



                               Credit Agreement
                               ----------------
securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or
            --------
indirectly securities having 20% or more of the voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of being, nor considered to have the power to direct or cause the direction of management or policies solely by reason of being or actions taken as, a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.

           "AFLIAC" shall mean Allmerica Financial Life Insurance and Annuity
            ------
Company, a Delaware insurance company.

          "Applicable Insurance Regulatory Authority" shall mean, when used with
           -----------------------------------------
respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in the State in which such Insurance Subsidiary is domiciled.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Loan Fee Percentage" shall mean the rate per annum set
           ------------------------------
forth opposite the applicable Rating Level in the schedule below:


                               Credit Agreement
                               ----------------

                                  Loan Fee Percentage
                                  -------------------

           Rating Level 1                0.045%

           Rating Level 2                0.050%

           Rating Level 3                0.055%

           Rating Level 4                0.065%

           Rating Level 5                0.080%

           Rating Level 6                0.100%

           Rating Level 7                0.125%

Any change in the Loan Fee Percentage by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

          "Applicable Margin" shall mean, with respect to Eurodollar Loans, the
           -----------------
rate per annum set forth opposite the applicable Rating Level in the schedule below:

                                    Applicable Margin
                                    -----------------

           Rating Level 1                0.1425%

           Rating Level 2                0.1500%

           Rating Level 3                0.1700%

           Rating Level 4                0.1850%

           Rating Level 5                0.2200%

           Rating Level 6                0.3000%

           Rating Level 7                0.4250%

Any change in the Applicable Margin by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the

                               Credit Agreement
                               ----------------
absence of such announcement or publication, on the effective date of such changed rating.

          "APY" shall mean Allmerica Property & Casualty Companies, Inc., a
           ---
Delaware corporation.

          "AVR" shall mean, on any date of determination thereof, for FAFLIC and
           ---
its Subsidiaries, the asset valuation reserve (as determined in accordance with SAP) as at the last day of the fiscal quarter of FAFLIC ending on or most recently ended prior to such date.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based
           ---------------
upon the Base Rate.

          "Basle Accord" shall mean the proposals for risk-based capital
           ------------
framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this

                               Credit Agreement
                               ----------------

Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Chase" shall mean The Chase Manhattan Bank.
           -----

          "Citizens" shall mean Citizens Insurance Company of America, a
           --------
Michigan insurance company.

          "Closing Date" shall mean the date upon which the initial Loan
           ------------
hereunder is made.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Commitment" shall mean, as to each Lender, the obligation of such
           ----------
Lender to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under
Section 11.06(b) or 11.07 hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.03 hereof).

          "Commitment Termination Date" shall mean December 15, 1997.
           ---------------------------

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication

                               Credit Agreement
                               ----------------

(collectively, a "claim") by any other Person alleging or asserting such
                  -----
Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential


                               Credit Agreement
                               ----------------
liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar
           --------------------
Loan for any Interest Period therefor:

          (a) the rate per annum appearing on display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) as of 11:00 a.m. London time two Business Days prior to the first day of such Interest Period for such Loan as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and (if applicable) in an amount of $1,000,000 or more; or

          (b) if no such rate appears on display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) or, if said page shall cease to be publicly available or if the information contained on said page, in the reasonable judgment of the Administrative Agent, shall cease accurately to reflect the rate offered by leading banks in the London interbank market ("London Interbank
                                                               ----------------
     Offered Rate") (as reported by any publicly available source of similar
     ------------
     market data selected by the Administrative Agent that, in the reasonable judgment of the Administrative Agent, accurately reflects the London Interbank Offered Rate), the rate per annum, as determined by the Administrative Agent, quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for such Loan for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made for such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based
           ----------------
on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate

                               Credit Agreement
                               ----------------
for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 9 hereof.

          "FAFLIC" shall mean First Allmerica Financial Life Insurance Company,
           ------
a Wholly-Owned Subsidiary of the Company.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "Funded Debt" shall mean, for any Person: (a) all Indebtedness for
           -----------
such Person that should be reflected on a balance sheet of such Person in accordance with GAAP and (b) all Indebtedness for any other Person that should be reflected on a balance sheet of such other Person in accordance with GAAP and that is secured by a Lien on the Property of such Person, is supported by a letter of credit issued for account of, or is Guaranteed by, such Person;

provided that, Funded Debt shall include (i) the aggregate liquidation
--------
preference of all preferred securities that are mandatorily redeemable, exchangeable or convertible into debt at the option of the holder or redeemable at the option of the holder, less than ten years after issue and (ii) the aggregate liquidation preference of all Special Preferred Securities but only that portion of such aggregate liquidation preference that is on such date equal to, or in excess of, 15% of Total Capitalization on such date.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                               Credit Agreement
                               ----------------

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall
                                ---------       ----------
have a correlative meaning.

          "Hanover" shall mean The Hanover Insurance Company, a New Hampshire
           -------
insurance company.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other
                                         -----
materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person: (a) obligations created,
           ------------
issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such

                               Credit Agreement
                               ----------------

Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and
(f) Guarantees by such Person of Indebtedness of others; provided that
                                                         --------
Indebtedness shall not include (i) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements or Retrocession Agreements entered into by, an Insurance Subsidiary in the ordinary course of its business, (ii) obligations with respect to Surplus Relief Reinsurance ceded by an Insurance Subsidiary and (iii) Rate Hedging Obligations.

          "Insurance Subsidiaries" shall mean, collectively, FAFLIC, Hanover and
           ----------------------
any other Subsidiary of the Company licensed to do an insurance business.

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition

                               Credit Agreement
                               ----------------

(including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the incurring of any Rate Hedging Obligations.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the loans provided for in Section 2.01 hereof,
           -----
which may be Base Rate Loans and/or Eurodollar Loans.

          "Majority Lenders" shall mean Lenders having more than 50% of the
           ----------------
aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations U and X.

          "Material Adverse Change" shall mean a material adverse change in or
           -----------------------
affecting (a) the Property, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations hereunder, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of the Lenders and the Administrative Agent hereunder or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its

                               Credit Agreement
                               ----------------
obligations hereunder, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of the Lenders and the Administrative Agent hereunder or
(e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Material Insurance Subsidiary" shall mean any Insurance Subsidiary
           -----------------------------
that is a Material Subsidiary.

          "Material Subsidiary" shall mean, at any time, any Subsidiary of the
           -------------------
Company that as of such time would meet the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission if the percentage of 10 percent wherever it appears therein were changed to 5 percent.

          "Merger Agreement" shall mean the Agreement and Plan of Merger dated
           ----------------
as of February 19, 1997 between the Company, APY and APY Acquisition, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Company.

          "Moody's Rating" shall mean, at any time, the then current rating
           --------------
(including the failure to rate) by Moody's Investors Services, Inc. (or any successor thereto) of the Company's senior unsecured, unguaranteed long term indebtedness.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NAIC" shall mean the National Association of Insurance Commissioners
           ----
and any successor thereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                               Credit Agreement
                               ----------------

          "Post-Default Rate" shall mean a rate per annum equal to 2.0% plus the
           -----------------                                            ----
Base Rate as in effect from time to time, provided that, with respect to
                                          --------
principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration or otherwise) on a day other than the last day of any Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2.0% plus the interest rate for such Loan as provided in Section 3.02(b)
             ----
hereof and, thereafter, the rate provided for above in this definition.

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
on the date hereof at 270 Park Avenue, New York, New York 10017.

          "Principal Insurance Subsidiary" shall mean AFLIAC, Citizens, FAFLIC
           ------------------------------
and Hanover.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of March, June,
           ---------------
September and December in each year, the first of which shall be the first such day after the date hereof.

          "Rate Hedging Obligations" shall mean, for any Person, any and all net
           ------------------------
obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, or any similar derivative transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the forgoing.


                               Credit Agreement
                               ----------------

          "Rating Level" shall mean Rating Level 1, 2, 3, 4, 5, 6 or 7.  For
           ------------
purposes of this Agreement, whenever a Rating Level is stated to be higher or lower than another Rating Level, the terms "higher" and "lower" shall be determined on the basis that the highest Rating Level is Rating Level 1 and the lowest Rating Level is Rating Level 7.

          "Rating Level 1" shall be deemed to be applicable if the Standard &
           --------------
Poor's Rating is at or above AA- (or any successor rating) or the Moody's Rating is at or above Aa3 (or any successor rating); "Rating Level 2" shall be deemed
                                                --------------
to be applicable if Rating Level 1 is not applicable and the Standard & Poor's Rating is at or above A+ (or any successor rating) or the Moody's Rating is at or above A1 (or any successor rating); "Rating Level 3" shall be deemed to be
                                         --------------
applicable if Rating Level 1 and 2 are not applicable and if the Standard & Poor's Rating is at or above A (or any successor rating) or the Moody's Rating is at or above A2 (or any successor rating); "Rating Level 4" shall be deemed
                                               --------------
to be applicable if Rating Level 1, 2 and 3 are not applicable and if the Standard & Poor's Rating is at or above A-(or any successor rating) or the Moody's Rating is at or above A3 (or any successor rating); "Rating Level 5"
                                                              --------------
shall be deemed to be applicable if Rating Level 1, 2, 3 and 4 are not applicable and if the Standard & Poor's Rating is at or above BBB+ (or any successor rating) or the Moody's Rating is at or above Baa1 (or any successor rating); "Rating Level 6" shall be deemed to be applicable if Rating Level 1,
           --------------
2, 3, 4 and 5 are not applicable and if the Standard & Poor's Rating is at or above BBB (or any successor rating) or the Moody's Rating is at or above Baa2 (or any successor rating); "Rating Level 7" shall be deemed to be applicable if
                             --------------
Rating Level 1, 2, 3, 4, 5 and 6 are not applicable; provided that, if the
                                                     --------
Standard & Poor's Rating and the Moody's Rating fall in a Rating Level more than the one Rating Level apart, then the applicable Rating Level shall be the Rating Level one higher than the lower of the two Rating Levels.

          "Regulations A, D, U and X" shall mean, respectively, Regulations A,
           -------------------------
D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and

                               Credit Agreement
                               ----------------
whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reinsurance Agreement" shall mean any agreement, contract, treaty or
           ---------------------
other arrangement (other than Surplus Relief Reinsurance) whereby other insurers assume insurance from any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Retrocession Agreement" shall mean any agreement, contract, treaty or
           ----------------------
other arrangement (other than Surplus Relief Reinsurance) whereby any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes reinsurance to other insurers (other than to another Insurance Subsidiary or any of its Subsidiaries).

          "SAP" shall mean, with respect to any Insurance Subsidiary, the
           ---
accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                               Credit Agreement
                               ----------------

          "Special Preferred Securities" shall mean preferred securities that
           ----------------------------
are mandatorily redeemable, exchangeable or convertible into debt at the option of the holder or redeemable at the option of the holder, ten years or more after the issuance thereof and issued by the Company and/or one or more Subsidiaries of the Company, and that would not be reflected as a liability in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

          "Standard & Poor's Rating" shall mean, at any time, the then current
           ------------------------
rating (including the failure to rate) by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. (or any successor thereto) of the Company's senior unsecured, unguaranteed long term indebtedness.

          "Statutory Statement" shall mean, as to any Insurance Subsidiary, a
           -------------------
statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

          "Statutory Surplus" shall mean, for any Insurance Subsidiary, on any
           -----------------
date of determination thereof, the amount (determined in accordance with SAP) calculated in accordance with methods permitted or prescribed by the Applicable Regulatory Authority of such Insurance Subsidiary as such Insurance Subsidiary's statutory reserve as at the last day of the fiscal quarter of such Insurance Subsidiary ending on or most recently ended prior to such date.

          "Subordinated Indebtedness" shall mean (a) the Company's 8.207% Junior
           -------------------------
Subordinated Deferrable Interest Debentures due 2027 and (b) any other Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Company to pay principal of and interest on the Loans hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of

                               Credit Agreement
                               ----------------
the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Surplus Relief Reinsurance" shall mean any transaction in which any
           --------------------------
Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

          "Total Capitalization" shall mean, at any date, the sum (without
           --------------------
duplication) of Total Debt plus Total Shareholders' Equity plus the aggregate
                           ----                            ----
liquidation preference of Special Preferred Securities.

          "Total Debt" shall mean, as at any date, the sum for the Company and
           ----------
its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of all Funded Debt.

          "Total Shareholders' Equity" shall mean at any date the aggregate
           --------------------------
shareholders' equity for the Company and its Subsidiaries (determined in accordance with GAAP); provided that, the aggregate liquidation preference of
                       --------
Special Preferred Securities shall be included in the calculation of Total Shareholders' Equity only with respect to that portion of such aggregate liquidation preference that is less than 15% of Total Capitalization on such date.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or

                               Credit Agreement
                               ----------------
one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited, or annual statutory, financial statements as at December 31, 1996 referred to in
Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited, or annual statutory, financial statements as at December 31, 1996 referred to in Section 7.02 hereof) unless
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 8.01 hereof, shall mean the audited, or annual statutory, financial statements referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles, or statutory accounting practices, employed in the preparation of such statement and the application of accounting principles, or statutory accounting

                               Credit Agreement
                               ----------------
practices, employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          1.03  Types of Loans.  Loans hereunder are distinguished by "Type".
                --------------
The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.


          Section 2.  Commitments, Loans, and Prepayments.
                      -----------------------------------

          2.01  Loans.  Each Lender severally agrees, on the terms and
                -----
conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.08 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in
Section 2.08 hereof); provided that no more than six separate Interest Periods
                      --------
in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

          2.02  Borrowings.  The Company shall give the Administrative Agent
                ----------
notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent and maintained with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at the Principal Office.

                               Credit Agreement
                               ----------------

          2.03  Changes of Commitments.
                ----------------------

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the
                                                          --------
Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

          (c)  The Commitments once terminated or reduced may not be reinstated.

          2.04  Loan Fee.  The Company shall pay to the Administrative Agent for
                --------
account of each Lender loan fees on the amount of such Lender's Commitment (whether or not utilized) for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Loan Fee Percentage. Accrued loan fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          2.05  Lending Offices.  The Loans of each Type made by each Lender
                ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.06  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                               Credit Agreement
                               ----------------

          2.07  Evidence of Debt.
                ----------------

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Administrative Agent shall maintain accounts in which it shall record (i) the date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (c)  The entries made in the accounts maintained pursuant to clause
(a) or (b) of this Section 2.09 shall be prima facie evidence of the existence
                                         ----- -----
and amounts of the obligations recorded therein; provided that the failure of
                                                 --------
any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Lender may request that Loans made by it to the Company be evidenced by a promissory note of the Company. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in a form approved by the Administrative Agent.

          2.08  Prepayments and Conversions or Continuations of Loans.  Subject
                -----------------------------------------------------
to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:
                                                                  --------
(a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder) and (b) Eurodollar Loans may be prepaid or Converted at any time from time to time, provided that the Company shall pay any amounts owing under Section 5.05 hereof in the event of any such prepayment or Conversion on any date other than the last day of any Interest Period for such Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event

                               Credit Agreement
                               ----------------
that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.


          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.  The Company hereby promises to pay to the
                ------------------
Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date.

          3.02  Interest.  The Company hereby promises to pay to the
                --------
Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
                          ----

Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Company hereby promises to pay (i) interest on the unpaid principal amount of each Loan made by such Lender at a rate per annum equal to 2% plus the rate otherwise applicable
                                            ----
to such Loan as provided in the preceding paragraphs of this Section and (ii) the applicable Post-Default Rate on all overdue amounts (other than overdue principal). Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the

                               Credit Agreement
                               ----------------
determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.


          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      ------------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent and maintained with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (c) Each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (d) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                               Credit Agreement
                               ----------------

          (e) The Company shall be fully protected in making all payments of principal and interest to be made by the Company under this Agreement to the Administrative Agent.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                ------------------
herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, each payment of loan fees under Section 2.04 hereof shall be made to the Administrative Agent for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans);
(c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03  Computations.  Interest on Eurodollar Loans and loan fees shall
                ------------
be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Each borrowing, Conversion and partial
                ---------------
prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,0000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal
                                       --------
amount of Eurodollar Loans

                               Credit Agreement
                               ----------------
having the same Interest Period shall be in an amount at least equal to $5,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05  Certain Notices.  Notices by the Company to the Administrative
                ---------------
Agent of terminations or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                              Number of
                                               Business
          Notice                              Days Prior
          ------                              ----------

     Termination or reduction
     of Commitments                                1

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                            same day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                  3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan

                               Credit Agreement
                               ----------------

(if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
                ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Company (the

"Payor") prior to the date on which the Payor is to make payment to the
------
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s)
                                     --------
nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the

                               Credit Agreement
                               ----------------

     Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

          4.07  Sharing of Payments, Etc.
                -------------------------

          (a)  The Company agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such
                              --------
notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder by the Company to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the

                               Credit Agreement
                               ----------------
benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.01  Additional Costs.
                ----------------

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change
                     ----------------
that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Lender under this

                               Credit Agreement
                               ----------------

     Agreement in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

              (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that
                                                                 --------
such suspension shall not affect the right of such Lender to receive the compensation so requested.

             (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it reasonably determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful)

                               Credit Agreement
                               ----------------
hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

             (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i)
                                                             --------
if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this
Section 5.01.  Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are
                           --------
made on a reasonable basis.

             5.02  Limitation on Types of Loans.  Anything herein to the
                   ----------------------------
contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:


                               Credit Agreement
                               ----------------

             (a)   clause (ii) of the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof is the basis for determining rates of interest for Eurodollar Loans and the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in said clause (ii) are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

             (b) the Majority Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section
     1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

             5.03  Illegality.  Notwithstanding any other provision of this
                   ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

             5.04  Treatment of Affected Loans.  If the obligation of any
                   ---------------------------
Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar


                               Credit Agreement
                               ----------------

Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

             (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

             (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

             5.05  Compensation.  The Company shall pay to the Administrative
                   ------------
Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

             (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the


                               Credit Agreement
                               ----------------

     Loans pursuant to Section 9 hereof) on a date other than the last day of any Interest Period for such Loan; or

             (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service Screen (or any successor or substitute therefor) or other publicly available source as described in the definition of "Eurodollar Base Rate" in Section 1.01 hereof).

             5.06  U.S. Taxes.
                   ----------

             (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided
                                                                      --------
that the foregoing obligation to pay such additional amounts shall not apply:

               (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it


                               Credit Agreement
                               ----------------
     becomes a Lender hereunder as provided in Section 11.06(b) or 11.07 hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

               (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. Person" shall mean a
                                               -----------
citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or
 ----------
levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership,
                                   ---------
Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption
                                  ---------
from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and
(D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

             (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the


                               Credit Agreement
                               ----------------

Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).


             Section 6.  Conditions Precedent.
                         --------------------

             6.01  Initial Loan.  The obligation of any Lender to make its
                   ------------
initial Loan hereunder is subject to the conditions precedent that (i) such Loan shall be made on or before September 1, 1997 and (ii) the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

             (a)   Corporate Documents.  Certified copies of the charter and
                   -------------------
     by-laws (or equivalent documents) of the Company and of all corporate authority for the Company (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and each other document to be delivered by the Company from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

             (b)   Officer's Certificate.  A certificate of a senior officer of
                   ---------------------
     the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 6.02 hereof.

             (c)   Opinion of Counsel to the Company.  An opinion, dated the
                   ---------------------------------
     Closing Date, of Ropes & Gray, counsel to the Company, substantially in the form of Exhibit A hereto (provided that the second sentence of paragraph 1 of Exhibit A shall be given by John F. Kelly, General Counsel of the Company) and covering such other matters as the Administrative Agent or any Lender may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

             (d)   Opinion of Special New York Counsel to Chase.  An opinion,
                   --------------------------------------------
     dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in


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                                    - 36 -


     the form of Exhibit B hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

             (e)   Merger.  Evidence that (i) the Merger Agreement is in full
                   ------
     force and effect, (ii) none of the parties to the Merger Agreement has defaulted in its performance of any of its obligations under the Merger Agreement that could have a Material Adverse Effect and (iii) the representations and warranties made in or pursuant to the Merger Agreement are true and complete in all material respects.

             (f)   Other Documents.  Such other documents as the Administrative
                   ---------------
     Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make its initial Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

             6.02  Initial and Subsequent Loans.  The obligation of the Lenders
                   ----------------------------
to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

             (a)   no Default shall have occurred and be continuing; and

             (b)   the representations and warranties made by the Company in
     Section 7 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative


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                                    - 37 -


Agent prior to the date of such borrowing, as of the date of such borrowing).


             Section 7.  Representations and Warranties.  The Company represents
                         ------------------------------
and warrants to the Administrative Agent and the Lenders that:

             7.01  Corporate Existence.  Each of the Company and its
                   -------------------
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

             7.02  Financial Condition.
                   -------------------

             (a) The Company has heretofore furnished to each of the Lenders consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Price Waterhouse LLP. All such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as at said date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since March 31, 1997, there has been no Material Adverse Change.

             (b) The Company has heretofore furnished to each of the Lenders the annual Statutory Statements of each Principal Insurance Subsidiary for the fiscal year ended December 31, 1996 as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly, in all material


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                                    - 38 -


respects, the financial condition of such Principal Insurance Subsidiary as at, and the results of operations for the fiscal year ended December 31, 1996, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

             7.03  Litigation.  There are no legal or arbitral proceedings, or
                   ----------
any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that is reasonable likely (either individually or in the aggregate) to have a Material Adverse Effect.

             7.04  No Breach.  None of the execution and delivery of this
                   ---------
Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

             7.05  Action.  The Company has all necessary corporate power,
                   ------
authority and legal right to execute, deliver and perform its obligations under this Agreement and the Merger Agreement; the execution, delivery and performance by the Company of this Agreement and the Merger Agreement has been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement and the Merger Agreement have been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             7.06  Approvals. No authorizations, approvals or consents of, and
                   ---------
no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or the Merger


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

Agreement or for the legality, validity or enforceability hereof or thereof except authorizations, approvals and consents that have already been obtained and those filings and registrations that have previously been made.

          7.07  Margin Stock.  Not more than 25% of the value (as determined by
                ------------
any reasonable method) of the assets (after giving effect to the Acquisition) subject to any restriction on (i) sale or other disposition set forth in Section
8.04 hereof or (ii) Liens set forth in Section 8.05 hereof is represented by Margin Stock.

          7.08  ERISA.  Each Plan, and, to the knowledge of the Company, each
                -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 8.01(j) hereof.

          7.09  Taxes.  The Company and its Subsidiaries have filed all Federal
                -----
income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries except for any tax assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

          7.10  Investment Company Act.  Except as disclosed in Schedule III
                ----------------------
hereto, neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11  Public Utility Holding Company Act.  Neither the Company nor any
                ----------------------------------
of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Environmental Matters.  Each of the Company and its Subsidiaries
                ---------------------
has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or

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
as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

          7.13  Subsidiaries, Etc.  Set forth in Schedule II hereto is a
                ------------------
complete and correct list of all of the Subsidiaries of the Company as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule II hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests

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                               ----------------
in each Person shown to be held by it in Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person (other than the registration rights of holders of Special Preferred Securities of the Company or its Subsidiaries).

          7.14  Title to Assets.  The Company and its Subsidiaries own and have
                ---------------
on the date hereof good title (subject only to Liens permitted by Section 8.05 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 7.02 hereof (other than Properties consisting of "separate account assets" on the Company's consolidated balance sheet or Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.04 hereof). The Company and its Subsidiaries own and have on the date hereof good title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.05 hereof) that are necessary for the operation and conduct of their businesses.

          7.15  True and Complete Disclosure.  The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby.


          Section 8.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Lenders and the Administrative

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

Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01  Financial Statements Etc.  The Company shall deliver to each of
                -------------------------
the Lenders:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to

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                               ----------------
     their attention that caused them to believe that the Company was not in compliance with Sections 8.10 and 8.11 hereof, insofar as such Sections relate to accounting matters, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 55 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Principal Insurance Subsidiary, the quarterly Statutory Statement of such Principal Insurance Subsidiary for such quarterly fiscal period, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such Statutory Statement presents fairly, in all material respects, the financial position of such Principal Insurance Subsidiary for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;

          (d) promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 90 days after the end of each fiscal year of each Principal Insurance Subsidiary, the annual Statutory Statement of such Principal Insurance Subsidiary for such year, together with (i) the opinion thereon of a senior financial officer of such Principal Insurance Subsidiary stating that said annual Statutory Statement presents fairly, in all material respects, the financial position of such Principal Insurance Subsidiary for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) with respect to Hanover and FAFLIC, a certificate of the chief actuary of such Insurance Subsidiary, affirming the adequacy of reserves taken by such Insurance Subsidiary, in respect of future policyholder benefits as at the end of such fiscal year (as shown on such financial statements);

          (e) within 180 days after the end of each fiscal year of each Principal Insurance Subsidiary, the report of Price Waterhouse LLP (or other independent certified public accountants of recognized national standing) on the annual Statutory Statements delivered pursuant to Section 8.01(d) hereof;

          (f) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if

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
     any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (g) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) promptly after each Principal Insurance Subsidiary receives the results of a triennial examination by its Applicable Insurance Regulatory Authority of its financial condition and operations and/or any of its Subsidiaries, a copy thereof;

          (i) promptly following the delivery or receipt by any Principal Insurance Subsidiary or any of their respective Subsidiaries of any material correspondence, notice or report to or from any Applicable Insurance Regulatory Authority (including, without limitation, any NAIC specified real estate and mortgage survey, or any successor report or survey, filed with the NAIC), a copy thereof;

          (j) as soon as possible, and in any event within ten Business Days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum
                                    --------
          funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the

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                               ----------------

          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                    (iii) the institution by the PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (k) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and


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

          (l) from time to time such other information regarding the financial condition, operations or business of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.10 and 8.11 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          8.02  Litigation.  The Company will promptly give to each Lender
                ----------
notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that could not reasonable be expected (either individually or in the aggregate) to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

          8.03  Existence, Etc.  The Company will, and will cause each of its
                ---------------
Material Insurance Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 8.03 shall prohibit any transaction expressly permitted under
     Section 8.04 hereof);


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                                     - 47 -

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) do all things necessary in the judgement of management to maintain, preserve, protect and keep all of its tangible Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); provided that, prior to the occurrence of a Default, the Lenders will use
     --------
     reasonable efforts to coordinate their inspection through the Administrative Agent so as to minimize any disruption to the business of the Company and its Subsidiaries.

          8.04  Prohibition of Fundamental Changes.  The Company will not, nor
                ----------------------------------
will it permit any of its Material Insurance Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          The Company will not, nor will it permit any of its Material Insurance Subsidiaries to, acquire any business from, or


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
capital stock of, or be a party to any acquisition of, any Person.

          The Company will not directly or indirectly, nor will it permit any of its Material Insurance Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) any Property sold or disposed of in the ordinary course of business and on ordinary business terms and (ii) any Property consisting of Margin Stock held as part of "separate account assets", so long as the liabilities or obligations in respect of such "separate account assets" have not been Guaranteed by the Company or any of its Subsidiaries).

          Notwithstanding the foregoing provisions of this Section 8.04:

          (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that (x)
                                                              --------
     if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

          (c) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly-Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder;

          (d)  the Company and its Subsidiaries may consummate the Merger;

          (e) the Company or any Wholly-Owned Subsidiary of the Company or Citizens Corporation may acquire capital stock of Citizens Corporation;


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

          (f) the Company may enter into any Reinsurance Agreement, including any Reinsurance Agreement relating to the ceding of its individual disability insurance business; and

          (g) the Company or any of its Subsidiaries may consummate acquisitions of other Persons subsequent to the date of this Agreement; provided that, (a) upon giving effect to each such acquisition the Person
     --------
     so acquired by the Company shall have either been merged into the Company or any Subsidiary (with the Company or its Subsidiary as the surviving entity) or such Person shall have become a Wholly-Owned Subsidiary of the Company, (b) no Default shall exist immediately before giving effect to such acquisition and after giving effect to such acquisition and (c) such acquisition is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis approved by a majority of the board of directors of all Persons parties thereto and involves the purchase of a business line similar, related or incidental to that of the Company and its Subsidiaries as of the date of this Agreement.

          8.05  Limitation on Liens.  The Company will not, nor will it permit
                -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property (other than Property consisting of Margin Stock held as part of "separate account assets", so long as the liabilities or obligations in respect of such "separate account assets" have not been Guaranteed by the Company or any of its Subsidiaries), whether now owned or hereafter acquired, except:

          (a)  Liens in existence on the date hereof;

          (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP or SAP, as the case may be;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a

                               Credit Agreement
                               ----------------
     period not resulting in an Event of Default under Section 9(i) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (g) Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, any Insurance Subsidiary in the ordinary course of business;

          (h)  deposits with insurance regulatory authorities;

          (i) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date hereof, provided that such Liens are in
                                        --------
     existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

          (j) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the

                               Credit Agreement
                               ----------------
     cost of construction) of such Property; provided that (i) no such Lien
                                             --------
     shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

          (k) Liens arising out of the "closed block" of certain individual participating life insurance policies and contracts of FAFLIC in effect as of the effective date of the demutualization of FAFLIC; and

          (l) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate Indebtedness secured thereby
                      --------
     and incurred on and after the date hereof shall not exceed $5,000,000 in the aggregate at any one time outstanding.

          8.06  Indebtedness.  The Company will not, nor will it permit any of
                ------------
its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b)  Indebtedness outstanding on the date hereof and listed on
     Schedule I hereto;

          (c)  Subordinated Indebtedness;

          (d) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

          (e) keep well and similar arrangements with any Applicable Insurance Authority;

          (f) Indebtedness with respect to commercial paper in an aggregate face amount or an aggregate principal amount, as the case may be, at any one time outstanding not to exceed $140,000,000 and any Indebtedness relating to letters of credit issued for account of the Company in support of the issuance of such commercial paper; and

          (g) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens

                               Credit Agreement
                               ----------------
     permitted under Sections 8.05(j) or 8.05(l) hereof) up to but not exceeding $100,000,000 at any one time outstanding.

          8.07  Lines of Business.  The Company will not, nor will it permit any
                -----------------
of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity not engaged in by the Company or any of its Subsidiaries as of the date hereof and businesses related or incidental thereto.

          8.08  Transactions with Affiliates.  Except as expressly permitted by
                ----------------------------
this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided
                                                                        --------
that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          8.09  Use of Proceeds.  The Company will use the proceeds of the Loans
                ---------------
hereunder solely to finance the Acquisition and for general corporate purposes of the Company and its Subsidiaries in the ordinary course of business (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder), provided
                                                                     --------
that the Company shall not use proceeds of the Loans to make Investments in any Subsidiary of the Company that is listed in Schedule III hereto; provided
                                                                 --------
further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                               Credit Agreement
                               ----------------

          8.10  Consolidated Debt to Net Worth.  The Company will not permit
                ------------------------------
Total Debt at any time to exceed 35% of Total Capitalization.

          8.11  Minimum Statutory Surplus.  The Company will not permit (ii)
                -------------------------
FAFLIC's Adjusted Statutory Surplus at any time to be less than $900,000,000 and
(ii) Hanover's Statutory Surplus at any time to be less than $750,000,000.

          Section 9.  Events of Default.  If one or more of the following events
                      -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any loan fee or any other amount payable by it hereunder when due and such default shall have continued unremedied for three Business Days or more; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due (after giving effect to any applicable grace periods) of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or the Company shall default in the payment when due (after giving effect to any applicable grace periods) of any amount aggregating $10,000,000 or more on any of its Rate Hedging Obligations; or any event specified in any agreement or document relating to any such Rate Hedging Obligations shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $10,000,000 or more to become due; or

                               Credit Agreement
                               ----------------

          (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Company, or any certificate furnished by the Company to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.04, 8.05, 8.06, 8.08, 8.10 or 8.11 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after (x) the occurrence thereof in the case of a default under Section 8.01(k) and (y) notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent) in the case of any other default; or

          (e) The Company or any of its Insurance Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Insurance Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking
     (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such

                               Credit Agreement
                               ----------------

     Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) Any Insurance Regulatory Authority shall appoint a rehabitator, receiver, custodian, trustee, conservator or liquidator or the like (collectively, a "conservator") for any Insurance Subsidiary, or cause
                       -----------
     possession of all or any substantial portion of the property of any Insurance Subsidiary to be taken by any conservator (or any Insurance Regulatory Authority shall commence any action to effect any of the foregoing); or

          (i) A final judgment or judgments for the payment of money of $10,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $75,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j) An event or condition specified in Section 8.01(j) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

                               Credit Agreement
                               ----------------

          (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

          (l) During any period of 25 consecutive calendar months (or, if shorter in the duration, the period commencing on the date hereof to but not including the Commitment Termination Date), a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses
     (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may and, upon request of the Majority Lenders, will, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under

                               Credit Agreement
                               ----------------

Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          Section 10.  The Administrative Agent.
                       ------------------------

          10.01  Appointment, Powers and Immunities.  Each Lender hereby
                 ----------------------------------
appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any promissory note evidencing any Loans hereunder as the holder


                               Credit Agreement
                               ----------------
thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent required by Section 11.06(b) hereof).

          10.02  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received
--------
such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          10.04  Rights as a Lender.  With respect to its Commitment and the
                 ------------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include


                               Credit Agreement
                               ----------------
the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05  Indemnification.  The Lenders agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Company is obligated to pay under
Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of
                             --------
the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06  Non-Reliance on Administrative Agent and Other Lenders.  Each
                 ------------------------------------------------------
Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the


                               Credit Agreement
                               ----------------
performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          10.07  Failure to Act.  Except for action expressly required of the
                 --------------
Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08  Resignation or Removal of Administrative Agent.  Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right (after, so long as no Default shall have occurred and be continuing, consultation with the Company) to appoint a successor Administrative Agent; provided that such successor Administrative Agent shall be a Lender hereunder. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, (after, so long as no Default shall have occurred and be continuing, consultation with the Company) appoint a successor Administrative Agent, that shall be Lender hereunder and that is a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its

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                               ----------------
duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          Section 11.  Miscellaneous.
                       -------------

          11.01  Waiver.  No failure on the part of the Administrative Agent or
                 ------
any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices.  All notices, requests and other communications
                 -------
provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at (i) in the case of the Company and the Administrative Agent, the "Address for Notices" specified below its name on the signature pages hereof and
(ii) in the case of the Lenders, the address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  Expenses, Etc.  The Company agrees to pay or reimburse each of
                 --------------
the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses


                               Credit Agreement
                               ----------------
of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

          The Company hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or reasonable expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or reasonable expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such

                               Credit Agreement
                               ----------------
predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

          11.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ----------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver
                  --------
shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder,
(v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types of Loans,
(vii) alter the terms of this Section 11.04, (viii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (ix) waive any of the conditions precedent set forth in Section 6.01 hereof; and (b) any modification or supplement of
Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent. The Company shall be fully protected in relying upon consents, modifications and amendments executed by the Administrative Agent purportedly on the Lenders' behalf.

                               Credit Agreement
                               ----------------

          11.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Assignments and Participations.
                 ------------------------------

          (a) The Company may not assign any of its rights or obligations hereunder without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Each Lender may assign any of its Loans and its Commitment (but only with the consent of the Administrative Agent and the Company, which consent shall not be unreasonably withheld); provided that
                                     --------

               (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Lender or an affiliate of a Lender;

               (ii) except to the extent the Company and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $10,000,000;

               (iii) each such assignment by a Lender of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee; and

               (iv) upon each such assignment, the assignor and assignee shall deliver to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit D hereto.

Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of such Assignment and Acceptance, and upon consent thereto by the Company and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

                               Credit Agreement
                               ----------------

          (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by
         -----------
it, or in its Commitment, provided that such Participant shall not have any
                          --------
rights or obligations under this Agreement (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 11.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Company, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.13(b) hereof.

                               Credit Agreement
                               ----------------

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          11.07  Replacement of Lender.  In the event that any Lender or, to the
                 ---------------------
extent applicable, any Participant (the "Affected Lender"):
                                         ---------------

          (a) fails to perform its obligations to fund any portion of any Loan when required to do so by the terms of this Agreement, or any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries and the Administrative Agent or any Lender relating to this Agreement, or fails to provide its portion of any Eurodollar Loan or to convert Base Rate Loans into Eurodollar Loans on account of any Regulatory Change;

          (b) demands payment under the provisions of Section 5.01 in an amount materially in excess of the amounts with respect thereto demanded by the other Lenders;

          (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of all of the Lenders under Section 11.04 that is consented to by all of the other Lenders;

then, so long as no Event of Default exists, the Company shall have the right to seek a replacement Lender which is reasonably satisfactory to the Administrative Agent (the "Replacement Lender"). The Replacement Lender shall purchase the
            ------------------
interests of the Affected Lender in the Loan and its Commitment and shall assume the obligations of the Affected Lender hereunder upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's percentage interest in any Loan or appropriate credit support for contingent amounts included therein, and all other outstanding obligations payable hereunder then owed to the Affected Lender). Upon consummation of such assignment, the Replacement Lender shall become a party this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement, the Affected Lender shall be released from its obligations hereunder, and no further consent or action by any party shall be required. The Company shall sign such documents and take such other actions reasonably

                               Credit Agreement
                               ----------------
requested by the Replacement Lender to enable it to share in the benefits of the rights created by this Agreement. Until the consummation of an assignment in accordance with the forgoing provisions of this Section 11.07, the Company shall continue to pay the Affected Lender any amounts payable pursuant to this Agreement as they become due and payable.

          11.08  Survival.  The obligations of the Company under Sections 5.01,
                 --------
5.05, 5.06 and 11.03 hereof, and the obligations of the Lenders under Section
10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          11.09  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.10  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.11  Governing Law; Submission to Jurisdiction.  This Agreement
                 -----------------------------------------
shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection

                               Credit Agreement
                               ----------------
that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.12  Waiver of Jury Trial.  EACH OF THE COMPANY, THE ADMINISTRATIVE
                 --------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.13  Treatment of Certain Information; Confidentiality.
                 -------------------------------------------------

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

          (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing
                                                      --------
herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 11.13), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, provided that such counsel is advised of the confidential nature of such information, (iv) to bank examiners (or any other

                               Credit Agreement
                               ----------------
regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit C hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 11.13(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Lender or the
            --------  -------
Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit C hereto shall be superseded by this Section 11.13 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.06(b) or 11.07 hereof.

                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                             ALLMERICA FINANCIAL CORPORATION


                                             By
                                               ------------------------------
                                               Title:

                                             Address for Notices:

                                             440 Lincoln Street
                                             Worcester, Massachusetts 01653

                                             Attention:  Edward A. Ostrout

                                             Telecopier No.:  (508) 853-1733

                                             Telephone No.:  (508) 855-2230



                               Credit Agreement
                               ----------------

                                    Lenders
                                    -------


          Commitment                THE CHASE MANHATTAN BANK
          ----------

          $225,000,000
                                    By
                                      ---------------------------------
                                      Title:


                               Credit Agreement
                               ----------------

                                             THE CHASE MANHATTAN BANK,
                                               as Administrative Agent


                                             By
                                               -----------------------------
                                               Title:

                                             Address for Notices to
                                               Chase as Administrative Agent:

                                               The Chase Manhattan Bank
                                               1 Chase Manhattan Plaza
                                               New York, New York  10081



                               Credit Agreement
                               ----------------

                                                                      SCHEDULE I

                                  Indebtedness
                                  ------------


                             [See Section 8.06(b)]

                                                                   (in millions)
                                                                       Amount
                                                                     Outstanding
                                                                      at April
Borrower             Description                       Maturity       30, 1997
--------             -----------                       --------      -----------
AFC            7 5/8% Senior Debentures                due 2025         $199.5
AFC            Guarantee of the liquidation
               amount of the 8.207% of AFC
               Capital Trust
APC Funding    Short-term commercial paper            various 1997        27.9
FAFLIC         Short-term commercial paper            various 1997        24.7
Logan wells    Bank note payable                       due 2013            2.7
Logan wells    Bank note payable                       due 2010            0.6
                                                                     -----------
                                                                        $255.4

                                                                  Notional Amt.
                                                                  -------------
Synthetic Preferred Swaps
-------------------------
CBI 7 48 4/00 Syn Pfds                  1-Oct-96                   $14,000,000
MBNA Pfds                              19-Nov-96                   $15,500,000
First Nationwide Pfds                  15-Dec-96                   $10,000,000
LILCO 7.05 Syn Pfds                    22-Jan-97                   $22,000,000
El Paso 8.25 Syn Pfds                  24-Jan-97                   $10,000,000
Vanilla swap to hedge CBI                                          $14,100,000

Emerging Markets to Local Currency Basket Swaps
-----------------------------------------------
Latin LC Basket                        19-Mar-97                   $25,000,000
Asia LC Basket                         24-Mar-97                   $25,000,000
Europe/Afr Basket                       4-Apr-97                   $25,000,000

Muni Inverse/Swap Tax Arbitrage
-------------------------------
Florida RITES                          22-May-97                   $ 2,575,000
Swap (RITES hedge)                     22-May-97                   $ 5,600,000
Fairfax RITES (2 tranches)                                         $ 3,535,000
Swap (RITES hedge)                                                 $ 7,000,000
Puerto Rico RITES                                                  $ 2,000,000
Swap (RITES hedge)                                                 $ 5,400,000



                                  Schedule I
                                  ----------

                                                                     SCHEDULE II

                                  Subsidiaries


                               [See Section 7.13]

                        Subsidiaries as of May 30, 1997
                        --------------------------------

I.  Allmerica Financial Corporation (Delaware)
    A.  Allmerica Funding Corp. (Massachusetts)
    B.  First Allmerica Financial Life Insurance Company(Massachusetts)
        1.  Logan Wells Ware Company, Inc. (New Jersey)
        2.  SMA Financial Corp. (Massachusetts)
            a.  Allmerica Property & Casualty Companies, Inc. (Delaware)
                  (59.5% owned)
                  i.  APC Funding Corp. (Massachusetts)
                 ii.  Allmerica Financial Insurance Brokers, Inc.(Massachusetts)
                iii.  Citizens Insurance Company of Illinois (Illinois)
                 iv.  The Hanover Insurance Company (New Hampshire)
                      1.  Allmerica Financial Benefit Insurance Company
                            (Pennsylvania)
                      2.  Allmerica Employees Insurance Agency, Inc.
                            (Massachusetts)
                      3.  The Hanover American Insurance Company (New Hampshire)
                      4.  Hanover Texas Insurance Management Company, Inc.
                            (Texas)
                      5.  Citizens Corporation (Delaware) (82.5% owned)
                          a.  Citizens Insurance Company of Ohio (Ohio)
                          b.  Citizens Insurance Company of America (Michigan)
                              i.  Citizens Management Inc. (Michigan)
                          c.  Citizens Insurance Company of the Midwest
                                (Indiana)
                      6.  AMGRO, Inc. (Massachusetts)
                          a.  Lloyds Credit Corporation (Massachusetts)
                      7.  Massachusetts Bay Insurance Company (New Hampshire)
                      8.  Allmerica Financial Alliance Insurance Company
                            (New Hampshire)
            b.  Sterling Risk Management Services, Inc. (Delaware)


                                  Schedule II
                                  -----------

            c.  Allmerica Trust Company, N.A. (Federally chartered)
                  (99.2% owned)
            d.  Somerset Square, Inc. (Massachusetts)
            e.  Allmerica Financial Life Insurance and Annuity Company
                  (Delaware)
            f.  Allmerica Institutional Services, Inc. (Massachusetts)
            g.  Allmerica Investments, Inc. (Massachusetts)
            h.  Allmerica Investment Management Company, Inc. (Massachusetts)
            i.  Allmerica Asset Management Company, Inc. (Massachusetts)
            j.  Allmerica Financial Services Insurance Agency, Inc.
                  (Massachusetts)
            k.  Linder Skokie Real Estate Corporation (Massachusetts)
            l.  Allmerica Asset Management, Limited (Bermuda)
    C.  APY Acquisition, Inc. (Delaware)
    D.  Allmerica, Inc, (Massachusetts)
    E.  AFC Capital Trust I (Delaware)
    F.  Allmerica Services Corporation (Massachusetts)
    G.  First Sterling Reinsurance Company Limited (Bermuda)


                                  Schedule II
                                  -----------

                                                                    SCHEDULE III

                             Investment Company Act


                               [See Section 7.10]

     Allmerica Funds, in which Allmerica Investments, Inc. an indirect Wholly-Owned Subsidiary of the Company, has a $6,000,000 investment, is an "investment company" within the meaning of the Investment Company Act of 1940.



                                 Schedule III
                                 ------------

                                                                       EXHIBIT A


                  [Form of Opinion of Counsel to the Company]

                                                                __________, 199_

To the Lenders party to the
Credit Agreement referred to
below and The Chase
Manhattan Lender, as Administrative Agent


Ladies and Gentlemen:

          This opinion is being furnished to you pursuant to Section 6.01(c) of the Credit Agreement dated as of June 17, 1997 (the "Credit Agreement") between
                                                     ----------------
Allmerica Financial Corporation (the "Company"), the lenders party thereto and
                                      -------
The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $225,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          We have acted as counsel to the Company in connection with the Credit Agreement and the transactions contemplated thereby and as such are familiar with the proceedings taken by it in connection therewith.

          In rendering the opinions expressed below, we have examined the Credit Agreement. We have also examined such certificates, documents and records, and have made such examination of law, as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied as to matters of fact upon representations and warranties contained in the Credit Agreement and in certificates and upon covenants contained in the Credit Agreement as to the application of the proceeds of the loans made pursuant thereto.

          We call your attention to the fact that each of the Credit Documents provides that it is to be governed by and construed in accordance with the laws of the State of New York, and we understand that you are relying on the advice of your own counsel with respect to all matters involving New York law. For purposes of rendering the opinions expressed in paragraph 5 below, we have assumed that the Credit Agreement is to be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

          The opinions expressed below are limited to matters governed by the internal laws of The Commonwealth of

                       Opinion of Counsel to the Company
                       ---------------------------------

Massachusetts, the Federal laws of the United States and the Delaware General Corporation Law.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Material Insurance Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the respective state indicated opposite its name in Schedule II to the Credit Agreement.

          2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under, the Credit Agreement. The Company has all requisite corporate power to borrow under the Credit Agreement.

          3. The execution, delivery and performance by the Company of the Credit Agreement, and the borrowings by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

          4. The Credit Agreement has been duly executed and delivered by the Company.

          5. The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
     (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America is required on the part of the Company for the execution, delivery or performance by the Company of the Credit


                       Opinion of Counsel to the Company
                       ---------------------------------

     Agreement or for the borrowings by the Company under the Credit Agreement.

          7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Agreement do not and will not (a) violate any provision of its charter or by-laws, (b) violate any applicable law, rule or regulation of the United States or The Commonwealth of Massachusetts, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which we have knowledge (after due inquiry of officers of the Company) or
     (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which the Company or any of its Subsidiaries is a party, or by which any of them is bound or to which any of them is subject, and which has been or is required to be filed with the Securities and Exchange Commission, or result in the creation or imposition of any Lien upon any Property of the Company pursuant to, the terms of any such agreement or instrument.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement, and (iii) the second sentence of Section 11.11 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

                       Opinion of Counsel to the Company
                       ---------------------------------

          This opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                            Very truly yours,




                       Opinion of Counsel to the Company
                       ---------------------------------

                                                                       EXHIBIT B

             [Form of Opinion of Special New York Counsel to Chase]


                                                                __________, 199_


To the Lenders party to the
Credit Agreement referred to
below and The Chase
Manhattan Lender, as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with (i) the Credit Agreement dated as of June 17, 1997
  -----
(the "Credit Agreement") between Allmerica Financial Corporation (the
      ----------------
"Company"), the lenders party thereto and Chase, as Administrative Agent,
 -------
providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $225,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

          We have examined the Credit Agreement. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

          In rendering the opinions expressed below, we have assumed, with respect to the Credit Agreement that:

          (i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitutes legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii) all signatories to the Credit Agreement have been duly authorized; and

        (iii) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.



                    Opinion of Special Counsel to the Chase
                    ---------------------------------------

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement, and (iii) the second sentence of Section 11.11 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

          The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of

                    Opinion of Special Counsel to the Chase
                    ---------------------------------------

New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our client, this opinion letter is, pursuant to
Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                            Very truly yours,


CDP/___


                    Opinion of Special Counsel to the Chase
                    ---------------------------------------

                                                                       EXHIBIT C

                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT


                                                      [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



          Re:  Credit Agreement dated as of June 17, 1997 (the "Credit
                                                                ------
               Agreement"), between Allmerica Financial Corporation (the
               ---------
               "Company"), the lenders party thereto and The Chase Manhattan
                -------
               Bank, as Administrative Agent.

Dear Ladies and Gentlemen:

          As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.13 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 11.13, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein
                                                  --------
shall limit the disclosure of any such information (i) after such information shall have become public (other than through a

                           Confidentiality Agreement
                           -------------------------
violation of Section 11.13 of the Credit Agreement), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, provided that such counsel is advised of the confidential nature of such information, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which you or any one or more of the Lenders or the Administrative Agent are a party, or in connection with the enforcement of rights or remedies under the Credit Agreement, (vii) to a subsidiary or affiliate of yours as provided in Section 11.13(a) of the Credit Agreement or
(viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that in no event shall you be obligated to
                 --------  -------
return any materials furnished to you pursuant to this Confidentiality
Agreement.

          If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.13 of the Credit Agreement on the date upon which you become a Lender under the Credit Agreement pursuant to Section 11.06(b) thereof.


                           Confidentiality Agreement
                           -------------------------

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                     Very truly yours,


                                     [INSERT NAME OF LENDER]



                                     By
                                       -------------------------


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By
  -------------------------

                           Confidentiality Agreement
                           -------------------------

                                                                       EXHIBIT D

                      [Form of Assignment and Acceptance]


                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as of June 17, 1997 (as modified and supplemented and in effect from time to time, the "Credit
                                                                    ------
Agreement"), between Allmerica Financial Corporation, a Delaware corporation,
---------
the lenders named therein, and The Chase Manhattan Bank, as administrative agent
for such lenders.   Terms defined in the Credit Agreement are used herein as
defined therein.

          ____________________ (the "Assignor") and ____________________ (the
                                     --------
"Assignee") agree as follows:
 --------

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an
                                                       --------------
interest (the "Assigned Interest") in and to the Assignor's rights and
               -----------------
obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal
    -----------------                      -------------------
amount and percentage for each Assigned Facility as set forth on Schedule 1.

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligation or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s), if any, held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s), if any, for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the

                           Assignment and Acceptance
                           -------------------------

Assigned Facility) and a new Note or Notes payable to the Assignee, if requested by the Assignee pursuant to Section 2.09(d) of the Credit Agreement, in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof, the financial statements delivered pursuant to Section 8.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to Section 5.06 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance).

                           Assignment and Acceptance
                           -------------------------

          5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

          6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Sections 10.05 and 11.12 of the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                           Assignment and Acceptance
                           -------------------------

                                 Schedule 1 to
                           Assignment and Acceptance
                       relating to the Credit Agreement,
                           dated as of June 17, 1997,
                    between Allmerica Financial Corporation,
                         the lenders named therein and
                           The Chase Manhattan Bank,
                    as administrative agent for the Lenders
                 (in such capacity, the "Administrative Agent")
                                         --------------------



Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

        Credit              Principal                   Percentage
   Facility Assigned     Amount Assigned                 Assigned
   -----------------     ---------------                 --------



[ASSIGNEE]                            [ASSIGNOR]


By:                                   By:
   ---------------------------           --------------------------
   Title:                                Title:


                                      [Consented to and] Accepted:

                                      THE CHASE MANHATTAN BANK,
                                        as Administrative Agent


                                      By:
                                         --------------------------
                                         Title:

                                      [Consented to:

                                      ALLMERICA FINANCIAL
                                      CORPORATION


                                      By:
                                         --------------------------
                                         Title:]

                           Assignment and Acceptance
                           -------------------------